                                                                   Exhibit 10.14

                              M & F WORLDWIDE CORP.
                               35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                                TEL: 212-572-5170







                                                     As of July 6, 1999


J. Eric Hanson
30 East 76th Street
New York, New York  10021

Dear Eric:

         Reference is made to the Employment Agreement dated as of January 7, 1997 (the "Employment Agreement") between M & F Worldwide Corp. (fka Power Control Technologies Inc.) and you. In accordance with our recent conversations, this letter confirms prior oral notice to you that the Company will not renew the Employment Agreement and, accordingly, our agreement that it will terminate on January 31, 2001 (the "Termination Date"). This letter also will serve as an amendment to the Employment Agreement, as set forth in the numbered paragraphs below.

         1. Through January 31, 2000 (the "Service Period"), you will continue to provide the services to the Company set forth in the Employment Agreement provided, however, that (i) you may take reasonable and appropriate time during the Service Period to seek new employment subject to your work responsibilities to the Company and (ii) should you obtain new employment, you may terminate the Service Period immediately on notice to the Company. During the Service Period, the Company will provide you with an office at 625 Madison Avenue and professional and/or secretarial support during normal business hours.

         2. Should you obtain new employment at any time prior to the Termination Date, you will make your services available to the Company subject to the following conditions:

J. Eric Hanson
As of July 6, 1999
Page 2


         (i) The specific hours of your availability will be mutually agreed between you and the Company;

         (ii) Instructions and direction for your work assignments will be under the control and guidance of the Company's Chief Executive Officer or other designated senior executive; and

         (iii) If required for your assignments, the Company will provide you with space at its offices and professional and/or secretarial support.

Notwithstanding the foregoing, you will be obligated to mitigate damages from and after February 1, 2000 as more fully set forth in Section 4.4 of the Employment Agreement.

         3. You agree to continue serving as a director of the Company until your term expires in 2000 and, at such time, to stand for re-election for a subsequent term. Nonetheless, you agree, if and when requested, to resign from each office and directorship of the Company and its affiliates held by you.

         4. Since you will continue to be an employee of the Company through the Termination Date, all payments and benefits (including service credit for benefit plan purposes and your rights under existing stock option grants) to be received by you through the Termination Date will be treated for your benefit in the same manner as that customarily accorded full-time employees of the Company.

         5. The Company agrees to pay the cost for you to receive the senior executive career transition program offered by Harris McCully Associates, Inc. on a so-called "unlimited time-frame" basis at a fee of $25,000.

         6. Set forth on Schedule I to this letter, for information purposes only, is a summary preliminary estimated benefit calculation for you under the defined benefit pension plan and related benefit restoration plan of the Company and its applicable affiliate.

         If the foregoing correctly sets forth the mutual understanding of the Company and you, please sign two

J. Eric Hanson
As of July 6, 1999
Page 3


originals of this letter in the space provided and return one to the Company, whereupon this letter will become effective as an amendment to the Employment Agreement.

                                                 Very truly yours,

                                                 M & F WORLDWIDE CORP.



                                                 By:/s/Barry F. Schwartz
                                                    ------------------------
                                                    Barry F. Schwartz
                                                    Executive Vice President
                                                      and General Counsel

Accepted and Agreed:


/s/J. Eric Hanson
------------------------
J. Eric Hanson